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                                                              EXHIBIT 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our Report of Independent Pubic Accountants, included in this Southern California Edison Company (SCE) Form 8-K, into SCE's previously filed Registration Statements which follow:

   Entity     Registration Form        File No.        Effective Date

     SCE         Form S-3              33-53288        November 6, 1992
     SCE         Form S-3              33-59001        May 15, 1995
     SCE         Form S-3              333-00497       February 2, 1996





                                ARTHUR ANDERSEN LLP
                                ARTHUR ANDERSEN LLP


Los Angeles, California
February 23, 1996